Revised 2/7/00                                                      EXHIBIT 10.3

                              BMC INDUSTRIES, INC.
                         2000 MANAGEMENT INCENTIVE PLAN

                                    CORPORATE

1.       OBJECTIVE

         To focus management attention on division annual profit performance and balance sheet management.

2.       GLOSSARY OF TERMS

         "CONSOLIDATED EARNINGS PER SHARE"
                  Consolidated Earnings Per Share as reported publicly.

         "MAXIMUM PERFORMANCE"
                  The level of operating earnings justifying a "maximum" incentive award.

         "PAR PERFORMANCE"
                  The level of operating earnings justifying a "target" incentive award.

         "CUT-IN PERFORMANCE"
                  The level of operating earnings justifying a "minimum" incentive award.

         "TARGET INCENTIVE"
                  The percent (%) of base pay when a 100% incentive award is earned.

         "MINIMUM INCENTIVE"
                  The percent (%) of base pay when a 10% incentive award is earned.

         "MAXIMUM INCENTIVE"
                  The percent (%) of base pay when a 150% incentive award is earned.

         "BMC EARNINGS THRESHOLD"
                  The minimum level of total company net earnings before a division participant in the Plan will be eligible for an incentive award.

         "AVERAGE WORKING CAPITAL TARGET"
                  The monthly level of net receivables, inventories and payables, expressed as a percentage of sales, above which an interest charge will be incurred by the Division and below which the Division will earn interest for purposes of operating earnings.

         "CAPITAL SPENDING IN EXCESS OF BUDGET"

                  The amount by which actual capital spending for the year exceeds capital spending budgeted for the year. The amount of capital spending budgeted for the year may be increased at the discretion of the Corporate office.

III.     ELIGIBLE PARTICIPANTS

         Key management employees.

IV.      2000 PERFORMANCE STANDARDS

         Operating earnings targets are expressed as adjusted DCE and are subject to change by management based on events that were not contemplated in the 2000 budget, including investments made for an acquisition, new facility or significant expansion.

V.       AWARD LEVELS

         Target incentive awards are a percent (%) of base salary, depending on the employee's level of responsibility.

VI.      ORGANIZATIONAL WEIGHTING

         There is no organizational weighting. For example, Corporate participants earn awards based on Corporate performance and Division participants earn awards based on Division performance.

VII.     INCENTIVE OPPORTUNITY

         Individual incentive awards will be prorated and calculated based on the following, once the applicable thresholds have been exceeded:

                  - 150% of target incentive is earned when reported operating earnings, as defined earlier, equal or exceed "maximum."

                  - 100% of target incentive is earned when reported operating earnings, as defined earlier, equal or exceed "par."

                  - 10% of target incentive is earned when reported operating earnings, as defined earlier, equal "cut-in."

                  - No incentive will be paid when reported operating earnings, as defined earlier, fall below "cut-in."

VIII.    PAYMENT FORM

         Cash.